Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Prospectus and Class Y Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2003, in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A No. 2-57653) of Pioneer Tax Free Income Fund.





                                                         /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003